                                  EXHIBIT 99.9

                 PENNCORP FINANCIAL GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                (AMOUNTS IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                  (As restated)

                                                                      (UNAUDITED)
                                                                    --------------     ----------
                                                                       JUNE 30,       DECEMBER 31,
                                                                         1997             1996
                                                                    --------------     ----------
ASSETS:
Investments:
    Fixed maturities:

         Held for investment, at amortized cost                       $       --       $   87,330
         Available for sale, at fair value                             3,065,548        2,993,925
    Equity securities available for sale, at fair value                   13,398           20,867
    Trading securities, at fair value                                         --           31,140
    Mortgage loans on real estate                                        258,344          264,732
    Policy loans                                                         146,127          145,976
    Short-term investments                                                83,589           63,113
    Other investments                                                     45,151           48,062
                                                                      ----------       ----------
         Total investments                                             3,612,157        3,655,145
Cash                                                                       4,172           39,464
Accrued investment income                                                 47,282           48,360
Accounts and notes receivable                                             56,610           47,295
Investment in unconsolidated affiliate                                   142,640          140,526
Present value of insurance in force                                      318,800          339,010
Deferred policy acquisition costs                                        288,181          252,428
Costs in excess of net assets acquired                                   142,170          148,080
Other assets                                                             177,625          139,015
                                                                      ----------       ----------
         Total assets                                                 $4,789,637       $4,809,323
                                                                      ==========       ==========
LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
    Policy liabilities and accruals                                   $3,459,180       $3,566,455
    Notes payable                                                        270,046          210,325
    Income taxes, primarily deferred                                      68,401           55,840
    Other liabilities                                                    148,105          114,462
                                                                      ----------       ----------
         Total liabilities                                             3,945,732        3,947,082
                                                                      ----------       ----------
Mandatorily redeemable preferred stock:
    Series B, $.01 par value, $100 initial redemption value;
      authorized, issued and outstanding -0- at June 30, 1997,
      and 127,500 at December 31, 1996                                        --           14,689
    Series C, $.01 par value, $100 initial redemption value;
      authorized, issued and outstanding 178,500 at June 30,
      1997, and December 31, 1996                                         19,002           18,175
Shareholders' Equity:
    $3.375 Convertible Preferred Stock, $.01 par value, $50
      redemption value; authorized issued and outstanding
      2,300,000 at June 30, 1997, and December 31, 1996                  110,513          110,513
    $3.50 Series II Convertible Preferred Stock, $.01 par
      value, $50 redemption value; authorized issued and
      outstanding 2,875,000 at June 30, 1997, and
      December 31, 1996                                                  139,157          139,157
    Common stock, $.01 par value; authorized 50,000,000;
      Issued and outstanding 28,800,631 at June 30, 1997,
      And 28,647,714 at December 31, 1996                                    288              286
    Additional paid-in capital                                           396,651          393,156
    Unrealized foreign currency translation losses                       (16,918)         (14,961)
    Unrealized gains on securities available for sale                     16,544           20,064
    Retained earnings                                                    204,977          186,032
    Treasury shares                                                      (24,809)          (3,370)
    Notes receivable secured by common stock                              (1,500)          (1,500)
                                                                      ----------       ----------
         Total shareholders' equity                                      824,903          829,377
                                                                      ----------       ----------
         Total liabilities and shareholders' equity                   $4,789,637       $4,809,323
                                                                      ==========       ==========

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.

                 PENNCORP FINANCIAL GROUP, INC. AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)
                                   (UNAUDITED)

                                  (As restated)


                                                                    ----------------------------  ---------------------------
                                                                     THREE MONTH PERIODS ENDED      SIX MONTH PERIODS ENDED
                                                                              JUNE 30,                     JUNE 30,
                                                                    ----------------------------  ---------------------------
                                                                         1997           1996           1997          1996
                                                                    -------------  -------------  ------------- -------------
REVENUES:
    Premiums, principally accident and sickness                       $  62,243      $  62,759      $ 128,720     $ 127,180
    Interest sensitive product policy charges                            23,050         22,675         46,276        45,344
    Net investment income                                                68,218         39,753        136,764        79,587
    Other income                                                          5,391          5,457         11,431        10,418
    Net gains from sale of investments                                    4,706            (45)         8,533          (572)
                                                                      ---------      ---------      ---------     ---------
             Total revenues                                             163,608        130,599        331,724       261,957
                                                                      ---------      ---------      ---------     ---------
BENEFITS AND EXPENSES:
    Claims incurred                                                      50,555         44,670         95,210        88,996
    Change in liability for future policy benefits and
        other policy benefits                                            24,344         10,130         54,452        23,499
    Amortization of present value of insurance in force
        and deferred policy acquisition costs                            20,735         13,397         41,554        27,336
    Amortization of costs in excess of net assets
        acquired                                                          2,617          1,756          4,895         3,893
    Underwriting and other administrative expenses                       29,707         29,060         60,243        57,714
    Interest and amortization of deferred debt issuance costs             5,430          4,221          9,817         9,978
    Restructuring charge                                                   --             --           19,071          --
                                                                      ---------      ---------      ---------     ---------
             Total benefits and expenses                                133,388        103,234        285,242       211,416
                                                                      ---------      ---------      ---------     ---------
    Income before income taxes, undistributed earnings in
        Unconsolidated affiliates and extraordinary charge               30,220         27,365         46,482        50,541
             Income taxes                                                10,897          9,943         18,454        18,789
                                                                      ---------      ---------      ---------     ---------
    Net income before undistributed earnings in unconsolidated
       affiliates and extraordinary charge                               19,323         17,422         28,028        31,752
             Undistributed earnings (losses) in unconsolidated
                 affiliates                                              (1,240)         4,039          2,418         8,373
                                                                      ---------      ---------      ---------     ---------
    Net income before extraordinary charge                               18,083         21,461         30,446        40,125
             Extraordinary charge                                          --             --             --            (816)
                                                                      ---------      ---------      ---------     ---------
    Net income                                                           18,083         21,461         30,446        39,309
             Preferred stock dividend requirements                        4,874          2,709          9,801         5,400
                                                                      ---------      ---------      ---------     ---------
    Net income applicable to common stock                             $  13,209      $  18,752      $  20,645     $  33,909
                                                                      =========      =========      =========     =========
ER SHARE INFORMATION:

Primary:
    Net income applicable to common stock before
        extraordinary charge                                          $    0.46      $    0.64      $    0.71     $    1.27
             Extraordinary charge                                          --             --             --           (0.03)
                                                                      ---------      ---------      ---------     ---------
    Net income applicable to common stock                             $    0.46      $    0.64      $    0.71     $    1.24
                                                                      =========      =========      =========     =========

Common shares used in computing primary earnings per share
   (in thousands)                                                        28,860         29,139         28,991        27,301
                                                                      =========      =========      =========     =========
Fully diluted:
    Net income applicable to common stock before
        extraordinary charge                                          $    0.46      $    0.60      $    0.71     $    1.19
             Extraordinary charge                                          --             --             --           (0.03)
                                                                      ---------      ---------      ---------     ---------
    Net income applicable to common stock                             $    0.46      $    0.60      $    0.71     $    1.16
                                                                      =========      =========      =========     =========


Common shares used in computing fully diluted earnings per share
   (in thousands)                                                        28,860         34,256         28,991        32,419
                                                                      =========      =========      =========     =========

SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.

                 PENNCORP FINANCIAL GROUP, INC. AND SUBSIDIARIES
                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)
                                   (UNAUDITED)

                                  (As restated)

                                                                                     SIX MONTH PERIODS ENDED JUNE 30,
                                                                                ------------------------------------------
                                                                                         1997                  1996
                                                                                --------------------  --------------------
Net cash provided by operating activities                                             $  46,710             $  18,788
                                                                                      ---------             ---------
Cash flows from investing activities:
    Purchases of invested assets                                                       (782,317)             (665,393)
    Sales of invested assets                                                            663,906               369,328
    Maturities of invested assets                                                       123,594                45,515
    Other, primarily short term investments, net                                         16,119               262,413
                                                                                      ---------             ---------
         Net cash provided by investing activities                                       21,302                11,863
                                                                                      ---------             ---------
Cash flows from financing activities:
    Issuance of common stock                                                              3,497               155,759
    Treasury stock purchase                                                             (21,440)                   --
    Additional borrowings                                                               160,000                20,000
    Reduction in notes payable                                                         (100,139)             (157,000)
    Redemption of preferred stock                                                       (14,706)                   --
    Dividends on preferred stock and common stock                                       (11,762)               (8,186)
    Receipts from interest sensitive policies credited to policyholder account
         balances                                                                       106,379                51,695
    Return of policyholder account balances on interest sensitive products             (229,378)             (117,352)
    Other, net                                                                            4,245                 2,249
                                                                                      ---------             ---------
         Net cash used by financing activities                                         (103,304)              (52,835)
                                                                                      ---------             ---------
Decrease in cash                                                                        (35,292)              (22,184)
Cash at beginning of period                                                              39,464                40,325
                                                                                      ---------             ---------
Cash at end of period                                                                 $   4,172             $  18,141
                                                                                      =========             =========
Supplemental disclosures:
    Income taxes paid                                                                 $   2,427             $   3,183
                                                                                      =========             =========
    Interest paid                                                                     $   8,061             $   9,418
                                                                                      =========             =========


SEE ACCOMPANYING NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS.

                 PENNCORP FINANCIAL GROUP, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                (As restated)

(1)      BASIS OF PRESENTATION
PennCorp Financial Group. Inc. (the "Company" or "PennCorp") is an insurance holding company. The Company commenced operations with the acquisition of Pennsylvania Life Insurance Company ("PLIC") and Executive Fund Life Insurance Company (which was merged into PLIC effective July 1, 1996) and Pacific Life and Accident Insurance Company ("PLAIC") on August 23, 1990. Through its wholly-owned life insurance subsidiaries, PLIC and its wholly-owned subsidiary, PennCorp Life Insurance Company (collectively referred to as "Penn Life"), Peninsular Life Insurance Company ("Peninsular"), Professional Insurance Corporation ("Professional"), Pioneer Security Life Insurance Company ("Pioneer Security") and its wholly-owned subsidiaries American-Amicable Life Insurance Company of Texas and Pioneer American Insurance Company (Pioneer Security and its subsidiaries collectively referred to as "AA Life"), Salem Life Insurance Corporation ("Salem Life") and its wholly-owned subsidiaries Integon Life Insurance Corporation ("ILIC"), Georgia International Life Insurance Company and Occidental Life Insurance Company of North Carolina ("OLIC") (Salem Life and its wholly-owned subsidiaries collectively referred to as "Integon Life"), United Life and Annuity Insurance Company ("United Life"), Marketing One, Inc. ("Marketing One"), a third party marketing organization, and PLAIC, the Company offers a broad range of accident and sickness, life, and accumulation insurance products to individuals through a sales force that is contractually exclusive to certain of the Company's subsidiaries and through general agents.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. The accompanying financial statements reflect all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the periods presented. Such adjustments are of a normal and recurring nature. All significant intercompany accounts and transactions have been eliminated. All dollar amounts presented hereafter, except share information, are stated in thousands.

The financial statements and certain notes thereto have been restated as discussed in Note 8.


The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Accounts that the Company deems to be acutely sensitive to changes in estimates include deferred policy acquisition costs, future policy benefits, policy and contract claims and present value of insurance in force. In addition, the Company must determine requirements for disclosure of contingent assets and liabilities as of the date of the financial statements based upon estimates. In all instances, actual results could differ from estimates.

As a result of the Company's decision to exit the private placement bond sector, the Company transferred all of its remaining assets in the fixed maturities held for investment portfolio to its fixed maturities available for sale portfolio as of April 1, 1997. In accordance with Statement of Financial Accounting Standards No. 115, the Company marked all assets subject to the transfer to fair value resulting in a net increase in shareholders' equity, net of applicable income taxes, of $1.8 million.

(2)      PENDING MERGER, ACQUISITION, AND RELATED TRANSACTIONS
On November 25, 1996, the Company and Washington National Corporation ("Washington National") entered into a merger agreement. Under the agreement, Washington National will become a wholly-owned subsidiary of PennCorp and each holder of Washington National common stock will receive common stock of PennCorp, subject to the right to elect to receive a portion of the merger consideration in cash. The merger agreement expires by its terms on August 30, 1997.

As of August 14, 1997, the Company has not yet received clearance from the Securities and Exchange Commission ("SEC") to release the Joint Proxy Statement and Prospectus to shareholders of PennCorp and Washington National for approval of the merger. Accordingly, it is not possible to mail the proxy statement to the respective shareholders, hold the required special meetings of stockholders, and complete the merger by August 30, 1997. However, the Company and Washington National are holding discussions concerning an extension of the August 30, 1997, expiration date for completion of the merger (See Note 7).

The Company's pending acquisitions of the Controlling Interest in Southwestern Financial Corporation and Subsidiaries ("SW Financial") and the Fickes and Stone Knightsbridge Interests, as well as the annual stockholder's meeting, are also being delayed pending completion of the SEC's Preliminary Joint Proxy Statement and Prospectus review process relating to those transactions, including a review of the Company's historical financial statements.

(3)      SOUTHWESTERN FINANCIAL CORPORATION AND SUBSIDIARIES

Through its direct and indirect investment in SW Financial, accounted for utilizing the equity method, the Company owns approximately 78.0% of the economic interest in SW Financial.

Financial information for SW Financial is provided below:

                      CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                (AS RESTATED)
--------------------------------------------------------------------------------------------
                                                    JUNE 30, 1997          DECEMBER 31, 1996
                                              -----------------------  ---------------------
                                                                 (UNAUDITED)

ASSETS:
        Invested assets                              $1,623,291               $1,641,348
        Insurance assets                                109,631                  107,230
        Other assets                                    432,433                  459,324
                                                     ----------               ----------
             Total assets                            $2,165,355               $2,207,902
                                                     ==========               ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
        Policy liabilities                           $1,727,559               $1,745,160
        Long-term debt                                  157,250                  159,750
        Other liabilities                               102,263                  127,237
        Mandatory redeemable preferred
          Stock                                          35,351                   33,879
        Shareholders' equity                            142,932                  141,876
                                                     ----------               ----------
              Total liabilities and
                shareholders' equity                 $2,165,355               $2,207,902
                                                     ==========               ==========

                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                              (AS RESTATED)
--------------------------------------------------------------------------------------------------------------------------------
                                               THREE MONTH PERIODS ENDED                       SIX MONTH PERIODS ENDED
                                    ---------------------------------------------  ---------------------------------------------
                                         JUNE 30, 1997           JUNE 30, 1996          JUNE 30, 1997           JUNE 30, 1996
                                    ----------------------  ---------------------- ----------------------  ---------------------
REVENUES:
        Policy revenues                    $ 36,118                $ 62,108               $ 73,618                $124,816
        Net investment income                31,333                  31,633                 63,228                  64,583
        Net gains (losses) from sale of
          investments                           535                    (520)                   550                      (9)
        Other income                          5,514                   3,851                 11,698                   7,515
                                           --------                --------               --------                --------
            Total revenues                   73,500                  97,072                149,094                 196,905
                                           --------                --------               --------                --------
BENEFITS AND EXPENSES:
        Policyholder benefits                54,960                  63,459                100,242                 128,389
        Amortization                          5,865                   5,951                 11,887                  11,965
        Underwriting and other
          administrative expenses            10,234                  14,683                 21,812                  29,790
        Interest and related debt costs       3,444                   3,435                  6,880                   7,010
                                           --------                --------               --------                --------
            Total benefits and expenses      74,503                  87,528                140,821                 177,154
                                           --------                --------               --------                --------
Income (loss) before income taxes            (1,003)                  9,544                  8,273                  19,751
        Income taxes                            146                   3,418                  3,799                   7,206
                                           --------                --------               --------                --------
Net income (loss)                            (1,149)                  6,126                  4,474                  12,545
        Preferred stock dividend
          requirements                          744                     680                  1,472                   1,347
                                           --------                --------               --------                --------
Net income (loss) applicable to
common stock                               $ (1,893)               $  5,446               $  3,002                $ 11,198
                                           ========                ========               ========                ========

(4)      RESTRUCTURING CHARGE
As a result of the initiative to implement an operating division structure, the Company recorded a cumulative pre-tax restructuring charge of $19,071 during the three month period ended March 31, 1997.

For the three month and six month periods ended June 30, 1997, $1,898 and $2,393, respectively, of severance and related benefits as well as holding costs of vacated facilities have been charged against the restructuring accrual.

The Company estimates approximately $1,595 and $3,576 of pre-tax incremental costs associated with the restructuring were incurred during the three month and six month periods ended June 30, 1997, respectively, and included in the Company's results of operations.

(5)      REDEMPTION OF PREFERRED STOCK AND CERTAIN EQUITY TRANSACTIONS
On March 15, 1997, the Company redeemed all of the previously outstanding Series B mandatory redeemable preferred stock at its stated redemption value of $14,706.

During the six month period ended June 30, 1997, certain employees and agents exercised stock options and warrants resulting in the issuance of 164,644 shares of the Company's Common Stock. The result of such exercises was to increase common stock and additional paid in capital by $2 and $3,495, respectively.

On January 11, 1997, the Company repurchased 100,000 shares of the Company's Common Stock for an aggregate purchase price of $35.38 per share resulting in a $3,538 increase in the value of treasury shares held.

Effective February 12, 1997, the Company purchased from United Companies Financial Corporation ("UCFC"), the former parent of United Life, 483,839 shares of the Company's Common Stock for an aggregate purchase price of $17,902 plus accrued interest through the closing date, June 9, 1997, of $295. The value of treasury shares held increased $17,902 as a result of this transaction.

(6)      NEW ACCOUNTING PRONOUNCEMENTS
In February 1997, the Financial Accounting Standards Board ("FASB") issued Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 supersedes and simplifies the existing computation, presentation and disclosure requirements for earnings per share outlined under Accounting Principles Board Opinion No. 15, "Earnings Per Share".

SFAS No. 128 is effective for both interim and annual financial statements issued after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and restate all prior periods presented. Earlier application is not permitted, however disclosure of pro forma earnings per share amounts computed utilizing the standards established by SFAS No. 128 is permitted in the notes to the financial statements for periods ending prior to the effective date. Pro forma earnings per share for the three month and six month periods ended June 30, 1997 and 1996, are as follows:

                       THREE MONTH PERIOD ENDED       SIX MONTH PERIOD ENDED
------------------------------------------------- ------------------------------
                  JUNE 30, 1997    JUNE 30, 1996   JUNE 30, 1997   JUNE 30, 1996
------------------------------------------------- ------------------------------
Basic                   $ 0.47         $ 0.67          $ 0.73          $ 1.30
                        ======         ======          ======          ======
Diluted                 $ 0.45         $ 0.60          $ 0.71          $ 1.17
                        ======         ======          ======          ======

In March 1997, the FASB issued Financial Accounting Standards No. 129, "Disclosures of Information About Capital Structure" ("SFAS No. 129"). SFAS No. 129 is effective for both interim and annual financial statements issued after December 15, 1997, and clarifies the disclosure requirements related to the type, and nature, of securities contained within the Company's capital structure. The Company anticipates no changes to present disclosures will be required under SFAS No. 129.

The FASB issued SFAS No. 130, "Reporting Comprehensive Income", in June 1997. SFAS No. 130 is effective for annual and interim periods ending after December 15, 1997, although early adoption is permitted. This statement establishes standards for reporting and displaying comprehensive income and its components and requires all items to be recognized under accounting standards as comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Examples of items that will be included in the Company's presentation of comprehensive income, in addition to net income, are unrealized foreign currency translation gains and losses as well as unrealized gains and losses on securities available for sale. The Company is currently evaluating the necessary changes to its disclosures.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", was also issued in June 1997 and is effective for annual and interim periods ending after December 31, 1997, although early adoption is permitted. This statement establishes standards for the methodology public entities use to report information about operating segments in annual financial statements and selected information about operating segments in interim financial reports issued to shareholders. Operating segments are components of an enterprise about which separate operating information is available and is periodically evaluated by management. The statement requires that companies disclose operating segment data on the same basis utilized internally for evaluating segment performance and determining the allocation of corporate resources. Disclosure requirements include operating segment profit or loss, certain specific revenue and expense items, operating segment assets, as well as various reconciliations of total operating segment information to amounts in the consolidated financial statements. The Company is currently evaluating the appropriate disclosure changes in conjunction with the implementation of the operating division structure initiated in the first quarter of 1997.

(7)      SUBSEQUENT EVENTS
On August 5, 1997, the Company purchased $40,000 of SW Financial Subordinated Notes (the "SW Financial Notes") from the liquidating trust for the creditors of ICH Corporation, SW Financial's former parent. SW Financial had issued the SW Financial Notes as part of the acquisition consideration paid to the liquidating trust. The SW Financial Notes were purchased by the Company at par in anticipation of the acquisition of the Controlling Interest in SW Financial. Interest due under the SW Financial Notes is currently set at 7.0%, per annum.

On August 30, 1997, the Washington National Merger agreement terminated.

On September 1, 1997 the Company purchased $25,000 of ACO Acquisition Corp. (subsequently re-named Acordia, Inc. ("Acordia")) subordinated indebtedness and $20,000 of ACO Brokerage Holdings Corporation ("ACO"), an affiliate of Acordia, preferred stock. The Acordia subordinated notes pay interest on a current basis at 12.5%, per annum, payable in semi-annual installments. The ACO preferred stock dividends are payable in cash (subject to certain restrictions), or in-kind at the option of ACO, at a rate of 17 percent. Acordia is an insurance broker specializing in the marketing of commercial property and casualty programs. Acordia is 28.6% owned by Knightsbridge. PennCorp received fees aggregating $1,100 from Acordia for its underwriting and participation in the subordinated notes and preferred stock. KM received sponsor fees and other fees aggregating $1,714 from Acordia for its role in consummating the Acordia acquisition.

On November 14, 1997, the Company filed, on Form 8-K, restated financial statements for the years ended December 31, 1994, 1995 and 1996 and the three month period ended March 31, 1997 and the three month and six month periods ended June 30, 1997. For additional information see Note 8.

(8)      RESTATEMENT OF CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
The Company has restated its consolidated condensed financial statements for three and six month periods ended June 30, 1997 and 1996, as well as each of the years in the three year period ended December 31, 1996. The restatement resulted from the Company reconsidering certain accounting practices after discussions with the Securities and Exchange Commission's Division of Corporation Finance.

The significant accounting practices incorporated in the restatement are as follows:

(i)      the methodology for determining deferrable acquisition costs;
(ii)     the amortization methodology of deferred acquisition costs;
(iii)    the recognition of reserve adjustments for interest sensitive products;
(iv)     the allocation of purchase consideration associated with certain acquisitions; and
(v)      the consolidation of a majority-owned subsidiary.

In addition, the Company corrected immaterial errors identified in previously issued financial statements.

The following page presents the effects of the restatement for the three and six month periods ended June 30, 1997, and 1996.

                        CONSOLIDATED STATEMENTS OF INCOME

----------------------------------------------------------------------------------------------------------------------------
                                                                                  For the three month periods ended
                                                                                June 30, 1997           June 30, 1996
                                                                           ----------------------    -----------------------
                                                                        (As reported) (Restatement)(As reported)(Restatement)
----------------------------------------------------------------------------------------------------------------------------
REVENUES:
      Premiums, principally accident and sickness                          $  62,243    $  62,243    $  62,759   $  62,759
      Interest sensitive policy product charges                               23,050       23,050       22,675      22,675
      Net investment income                                                   68,218       68,218       43,081      39,753
      Other income                                                             5,391        5,391          865       5,457
      Net gains/losses from sale of investments                                4,706        4,706        3,955         (45)
                                                                           ----------------------    ---------------------
               Total revenues                                                163,608      163,608      133,335     130,599
                                                                           ----------------------    ---------------------
BENEFITS AND EXPENSES:
      Claims incurred                                                         50,555       50,555       45,355      44,670
      Change in liability for future policy benefits and other
          policy benefits                                                     23,902       24,344       10,251      10,130
      Amortization of present value of insurance in force and
          deferred policy acquisition costs                                   19,611       20,735       13,405      13,397
      Amortization of costs in excess of net assets acquired                   3,056        2,617        1,650       1,756
      Underwriting and other administrative expenses                          30,020       29,707       24,237      29,060
      Interest and amortization of deferred debt issuance costs                5,430        5,430        4,321       4,221
      Restructuring charge                                                        --           --           --          --
                                                                           ----------------------    ---------------------
               Total benefits and expenses                                   132,574      133,388       99,219     103,234
                                                                           ----------------------    ---------------------
Income before income taxes, undistributed earnings of unconsolidated
      affiliates and extraordinary charge                                     31,034       30,220       34,116      27,365
      Income taxes                                                            11,268       10,897       12,288       9,943
                                                                           ----------------------    ---------------------
Net income before undistributed earnings in unconsolidated affiliates
      and extraordinary charge                                                19,766       19,323       21,828      17,422
      Undistributed earnings in unconsolidated affiliates                     (1,181)      (1,240)       4,089       4,039
                                                                           ----------------------    ---------------------
Net income before extraordinary charge                                        18,585       18,083       25,917      21,461
      Extraordinary charge                                                        --           --           --          --
                                                                           ----------------------    ---------------------
Net income                                                                    18,585       18,083       25,917      21,461
      Preferred stock dividend requirements                                    4,874        4,874        2,709       2,709
                                                                           ----------------------    ---------------------
Net income applicable to common stock                                      $  13,711    $  13,209    $  23,208   $  18,752
                                                                           ======================    =====================
Primary:
      Net income applicable to common stock before extraordinary
          charge                                                           $    0.48    $    0.46    $    0.80   $    0.64
          Extraordinary charge                                                    --           --           --          --
                                                                           ----------------------    ---------------------
      Net income applicable to common stock                                $    0.48    $    0.46    $    0.80   $    0.64
                                                                           ======================    =====================
Common shares used in computing primary earnings per share                    28,860       28,860       29,139      29,139
                                                                           ======================    =====================

Fully diluted:
      Net income applicable to common stock before extraordinary
          charge                                                           $    0.48    $    0.46    $    0.73   $    0.60
          Extraordinary charge                                                    --           --           --          --
                                                                           ----------------------    ---------------------

      Net income applicable to common stock                                $    0.48    $    0.46    $    0.73   $    0.60
                                                                           ======================    =====================
Common shares used in computing fully diluted earnings per share              28,860       28,860       34,256      34,256
                                                                           ======================    =====================

-----------------------------------------------------------------------------------------------------------------------------
                                                                                   For the six month periods ended
                                                                                June 30, 1997           June 30, 1996
                                                                           ----------------------    -----------------------
                                                                        (As reported) (Restatement)(As reported)(Restatement)
-----------------------------------------------------------------------------------------------------------------------------

REVENUES:
      Premiums, principally accident and sickness                          $ 128,720   $ 128,720   $ 127,180    $ 127,180
      Interest sensitive policy product charges                               46,276      46,276      45,344       45,344
      Net investment income                                                  137,112     136,764      84,415       79,587
      Other income                                                            11,431      11,431         828       10,418
      Net gains/losses from sale of investments                                8,533       8,533       3,428         (572)
                                                                           ---------------------   ----------------------
               Total revenues                                                332,072     331,724     261,195      261,957
                                                                           ---------------------   ----------------------
BENEFITS AND EXPENSES:
      Claims incurred                                                         95,210      95,210      89,681       88,996
      Change in liability for future policy benefits and other
          policy benefits                                                     53,608      54,452      21,741       23,499
      Amortization of present value of insurance in force and
          deferred policy acquisition costs                                   38,980      41,554      28,264       27,336
      Amortization of costs in excess of net assets acquired                   5,120       4,895       3,680        3,893
      Underwriting and other administrative expenses                          60,869      60,243      47,869       57,714
      Interest and amortization of deferred debt issuance costs                9,817       9,817      10,378        9,978
      Restructuring charge                                                    19,071      19,071          --           --
                                                                           ---------------------   ----------------------
               Total benefits and expenses                                   282,675     285,242     201,613      211,416
                                                                           ---------------------   ----------------------
Income before income taxes, undistributed earnings of unconsolidated
      affiliates and extraordinary charge                                     49,397      46,482      59,582       50,541
      Income taxes                                                            19,485      18,454      21,918       18,789
                                                                           ---------------------   ----------------------
Net income before undistributed earnings in unconsolidated affiliates
      and extraordinary charge                                                29,912      28,028      37,664       31,752
      Undistributed earnings in unconsolidated affiliates                      2,560       2,418       8,407        8,373
                                                                           ---------------------   ----------------------
Net income before extraordinary charge                                        32,472      30,446      46,071       40,125
      Extraordinary charge                                                        --          --        (816)        (816)
                                                                           ---------------------   ----------------------
Net income                                                                    32,472      30,446      45,255       39,309
      Preferred stock dividend requirements                                    9,801       9,801       5,400        5,400
                                                                           ---------------------   ----------------------
Net income applicable to common stock                                      $  22,671   $  20,645   $  39,855    $  33,909
                                                                           =====================   ======================
Primary:
      Net income applicable to common stock before extraordinary
          charge                                                           $    0.78   $    0.71   $    1.49    $    1.27
          Extraordinary charge                                                    --          --       (0.03)       (0.03)
                                                                           ---------------------   ----------------------
      Net income applicable to common stock                                $    0.78   $    0.71   $    1.46    $    1.24
                                                                           =====================   ======================
Common shares used in computing primary earnings per share                    28,991      28,991      27,301       27,301
                                                                           =====================   ======================

Fully diluted:
      Net income applicable to common stock before extraordinary
          charge                                                           $    0.78   $    0.71   $    1.37    $    1.19
          Extraordinary charge                                                    --          --       (0.03)       (0.03)
                                                                           ---------------------   ----------------------
      Net income applicable to common stock                                $    0.78   $    0.71   $    1.34    $    1.16
                                                                           =====================   ======================
Common shares used in computing fully diluted earnings per share              28,991      28,991      32,419       32,419
                                                                           =====================   ======================



                      CONSOLIDATED CONDENSED BALANCE SHEET

-----------------------------------------------------------------------
                                               As of June 30, 1997
                                           --------------------------
                                         (As reported)    (Restatement)
-----------------------------------------------------------------------
ASSETS:
      Investments and cash                 $3,762,745      $3,758,969
      Insurance assets                        678,871         654,263
      Other assets                            383,040         376,405
                                           --------------------------
           Total assets                    $4,824,656      $4,789,637
                                           ==========================

LIABILITIES AND SHAREHOLDERS' EQUITY:
      Insurance liabilities                $3,466,029      $3,459,180
      Long-term debt                          270,046         270,046
      Other liabilities                       227,010         216,506
      Redeemable preferred stock               19,002          19,002
      Shareholders' equity                    842,569         824,903
                                           --------------------------
           Total liabilities and
             shareholders' equity          $4,824,656      $4,789,637
                                           ==========================

               REVIEW BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The June 30, 1997 and 1996, financial statements included in this filing have been reviewed by KPMG Peat Marwick LLP, independent certified public accountants, in accordance with established professional standards and procedures for such a review.

The report of KPMG Peat Marwick LLP commenting upon their review is included on the following page.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

                       Independent Auditors' Review Report

The Board of Directors and Shareholders of PennCorp Financial Group, Inc.

We have reviewed the accompanying consolidated condensed balance sheet of PennCorp Financial Group, Inc. and subsidiaries as of June 30, 1997, the consolidated condensed statements of income for the three and six-month periods ended June 30, 1997 and 1996, and the consolidated condensed statements of cash flows for the six-month periods ended June 30, 1997 and 1996. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of PennCorp Financial Group, Inc. as of December 31, 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated February 28, 1997 (except as to Note 19 which is as of November 14, 1997), we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the financial information set forth in the accompanying consolidated condensed balance sheet as of December 31, 1996 is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

/s/KPMG PEAT MARWICK LLP
Raleigh, North Carolina
August 14, 1997
(except as to Note 8
which is as of November 14, 1997)

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS. (As restated)

This "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with the comparable discussion filed as Exhibit 99.3 to this Form 8-K.

The following discussion should also be read in conjunction with the preceding consolidated condensed financial statements and related notes.

INTRODUCTION
In August 1997, PennCorp Financial Group, Inc. ("PennCorp", the "Company") announced that it would likely be restating its financial statements for each of the years in the three year period ended December 31, 1996. The discussion below reflects the restated amounts for the periods presented. Further information regarding the restatement is provided in Note 8 of the Notes to Unaudited Consolidated Condensed Financial Statements contained elsewhere herein.

CAUTIONARY STATEMENT
Cautionary Statement for purposes of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The statements below that relate to future plans, events or performances are forward-looking statements that involve a number of risks or uncertainties. Among those items that could adversely affect the Company's financial condition, results of operations and cash flows are the following: changes in regulations affecting insurance companies, interest rates, the federal income tax code (to the extent the Company's product mix includes tax deferred accumulation products), the ratings assigned to the Company's insurance subsidiaries by independent rating organizations such as A.M. Best (which the Company believes are particularly important to the sale of annuity and other accumulation products) and unanticipated litigation. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect the Company's results of operations.

GENERAL
The Company, through its operating subsidiaries, is a low cost provider of accumulation, life, and fixed benefit accident and sickness insurance products throughout the United States and Canada. The Company's products are sold through several distribution channels, including exclusive agents, general agents, financial institutions, and payroll deduction programs, and are targeted primarily to lower and middle-income individuals in rural and suburban areas. These products are primarily small premium accident and sickness insurance policies with defined fixed benefit amounts, traditional whole life and universal life insurance with low face amounts and accumulation products such as single premium deferred annuities.

The Company's financial condition and results of operations for the periods covered by this and future "Management's Discussion and Analysis of Financial Condition and Results of Operations" are or will be affected by several common factors, each of which is discussed below.

Restructuring Charges. As a result of the tremendous growth the Company has experienced, the diversification of the underlying business units resulting from acquisitions over time and the need for the Company to be able to rapidly integrate future acquisitions, the Company began a strategic business evaluation during the third quarter of 1996. During the period ended March 31, 1997, the Company completed its review of the existing business units and commenced a plan to fully establish operating divisions. The Company thoughtfully considered the impact the pending merger with Washington National Corporation and the acquisition of the Controlling Interest in Southwestern Financial Corporation and Subsidiaries may have on the divisional structure. However, certain portions of the Company's restructuring plan will not be definitive until the consummation of the pending merger, acquisition and related transactions. As a result, it is probable that the Company will incur certain additional restructuring charges as the final determination of the time of consummation of the merger with Washington National Corporation and the acquisition of the Controlling Interest in Southwestern Financial Corporation and Subsidiaries ("SW Financial") are known (see Note 7 of Notes to Unaudited Consolidated Condensed Financial Statements contained elsewhere herein).

As a result of the initiative to implement an operating division structure, the Company recorded a cumulative pre-tax restructuring charge of $19.1 million during the three month period ended March 31, 1997.

For the three month and six month periods ended June 30, 1997, $1.9 million and $2.4 million, respectively, of severance and related benefits as well as holding costs of vacated facilities have been charged against the restructuring accrual. The Company estimates approximately $1.6 million and $3.6 million of pre-tax incremental costs associated with the restructuring were incurred during the three month and six month periods ended June 30, 1997, respectively, and included in the Company's results of operations.

The following tables reflect pro forma results of operations eliminating the impact of the restructuring costs incurred by the Company for the three month and six month periods ended June 30, 1997:

                                                                               (AS RESTATED)
-----------------------------------------------------------------------------------------------------------------
                                                                                                    THREE MONTH
                                                       THREE MONTH PERIOD ENDED                    PERIOD ENDED
                                                             JUNE 30, 1997                         JUNE 30, 1996
                                       -------------------------------------------------------  -----------------
                                                            RESTRUCTURING
                                           AS REPORTED           COSTS       AS REPORTED (NET)      AS REPORTED
                                       -----------------   ----------------  -----------------  -----------------
Operating Information:
  Total revenues:                           $163,608                              $163,608           $130,599
                                            --------                              --------           --------
  Benefits and expenses:
    Claims incurred                           50,555                --              50,555             44,670
    Change in liability for
      future policy benefits and other
      policy benefits                         24,344                --              24,344             10,130
    Amortization of present value of
      insurance in force and deferred
      policy acquisition costs                20,735                --              20,735             13,397
    Amortization of costs in excess of
      net assets acquired                      2,617                --               2,617              1,756
    Underwriting and other administrative
      expenses                                29,707             1,595              28,112             29,060
    Interest and amortization of deferred
      debt issuance costs                      5,430                --               5,430              4,221
    Restructuring charge                          --                --                  --                 --
                                            --------                              --------           --------
      Total benefits and expenses            133,388                               131,793            103,234
                                            --------                              --------           --------
Income before income taxes,
  undistributed earnings in
  unconsolidated affiliates and
  extraordinary charge                        30,220                                31,815             27,365
       Income taxes                           10,897                                11,558              9,943
                                            --------                              --------           --------
Net income before undistributed
  earnings in unconsolidated affiliates
  and extraordinary charge                    19,323                                20,257             17,422
       Undistributed earnings in
         unconsolidated affiliates            (1,240)               --              (1,240)             4,039
                                            ---------                             ---------          --------
Net income before extraordinary charge        18,083                                19,017             21,461
       Extraordinary charge                       --                --                  --                 --
                                            --------                              --------           --------
Net income                                    18,083                                19,017             21,461
       Preferred stock dividend
         requirements                          4,874                                 4,874              2,709
                                            --------                              --------           --------
Net income applicable to common stock       $ 13,209                              $ 14,143           $ 18,752
                                            ========                              ========           ========
Per Share Information:
  Primary:
     Net income applicable to common
       stock before extraordinary
       charge                               $   0.46                              $   0.49           $   0.64
         Extraordinary charge                     --                                    --                 --
                                            --------                              --------           --------
     Net income applicable to
       common stock                         $   0.46                              $   0.49           $   0.64
                                            ========                              ========           ========
     Weighted average primary
       shares outstanding (in
       thousands)                             28,860                                28,860             29,139
                                            ========                              ========           ========
   Fully diluted:
     Net income applicable to
       common stock before extra-
       ordinary charge                      $   0.46                              $   0.49           $   0.60
         Extraordinary charge                     --                                    --                 --
                                            --------                              --------           --------
     Net income applicable to
       common stock                             0.46                              $   0.49           $   0.60
                                            ========                              ========           ========
     Weighted average fully diluted
       shares outstanding (in
       thousands)                             28,860                                38,203             34,256
                                            ========                              ========           ========

                                                                               (AS RESTATED)
-----------------------------------------------------------------------------------------------------------------
                                                                                                     SIX MONTH
                                                        SIX MONTH PERIOD ENDED                    PERIOD ENDED
                                                             JUNE 30, 1997                         JUNE 30, 1996
                                       -------------------------------------------------------  -----------------
                                                            RESTRUCTURING
                                           AS REPORTED           COSTS       AS REPORTED (NET)      AS REPORTED
                                       -----------------   ----------------  -----------------  -----------------
Operating Information:
  Total revenues:                           $331,724                              $331,724           $261,957
                                            --------                              --------           --------
  Benefits and expenses:
    Claims incurred                           95,210                 --             95,210             88,996
    Change in liability for
      future policy benefits and other
      policy benefits                         54,452                 --             54,452             23,499
    Amortization of present value of
      insurance in force and deferred
      policy acquisition costs                41,554                 --             41,554             27,336
    Amortization of costs in excess of
      net assets acquired                      4,895                 --              4,895              3,893
    Underwriting and other administrative
      expenses                                60,243              3,576             56,667             57,714
    Interest and amortization of deferred
      debt issuance costs                      9,817                 --              9,817              9,978
    Restructuring charge                      19,071             19,071                 --                 --
                                            --------                              --------           --------
        Total benefits and expenses          285,242                 --            262,595            211,416
                                            --------                              --------           --------
Income before income taxes,
  undistributed earnings in
  unconsolidated affiliates and
  extraordinary charge                        46,482                                69,129             50,541
        Income taxes                          18,454                                25,341             18,789
                                            --------                              --------           --------
Net income before undistributed
  earnings in unconsolidated affiliates
  and extraordinary charge                    28,028                                43,788             31,752
       Undistributed earnings in
         unconsolidated affiliates             2,418                 --              2,418              8,373
                                            --------                              --------           --------
Net income before extraordinary charge        30,446                                46,206             40,125
       Extraordinary charge                       --                 --                 --               (816)
                                            --------                              --------           --------
Net income                                    30,446                                46,206             39,309
       Preferred stock dividend
         requirements                          9,801                 --              9,801              5,400
                                            --------                              --------           --------
Net income applicable to common stock       $ 20,645                              $ 36,405           $ 33,909
                                            ========                              ========           ========
Per Share Information:
  Primary:
     Net income applicable to common
       stock before extraordinary
       charge                               $   0.71                              $   1.26           $   1.27
          Extraordinary charge                    --                                    --              (0.03)
                                            --------                              --------           --------
     Net income applicable to
       common stock                         $   0.71                              $   1.26           $   1.24
                                            ========                              ========           ========
     Weighted average primary
       shares outstanding (in
       thousands)                             28,991                                28,991             27,301
                                            ========                              ========           ========
   Fully diluted:
     Net income applicable to
       common stock before extra-
       ordinary charge                      $   0.71                              $   1.18           $   1.19
           Extraordinary charge                   --                                    --              (0.03)
                                            --------                              --------           --------
     Net income applicable to
       common stock                         $   0.71                              $   1.18           $   1.16
                                            ========                              ========           ========
     Weighted average fully diluted
       shares outstanding (in
       thousands)                             28,991                                38,303             32,419
                                            ========                              ========           ========

Preacquisition Contingencies and Allocations. In June 1997, the Company settled various outstanding contingencies arising out of the purchase of United Life with its former owner United Companies Financial Corporation ("UCFC"). As a result of such settlement, UCFC will repurchase certain residential mortgage loans originated by UCFC and currently warehoused by United Life upon the occurrence of foreclosure on the underlying property. Under terms of the arrangement, UCFC will repurchase the foreclosed properties for the full value of the underlying principal and accrued interest.

In addition, as part of the settlement the Company repurchased 483,839 shares of PennCorp Common Stock held by UCFC for $17.9 million.

FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES
Liquidity. The Company's liquidity requirements are funded primarily by its insurance subsidiaries. The insurance subsidiaries' principal sources of cash are premiums and investment income. The insurance subsidiaries' primary uses of cash are policy claims, commissions, operating expenses, income taxes and payments to the Company for principal and interest due under surplus debentures, tax sharing payments and dividends. Both sources and uses of cash are reasonably predictable.

During the six month period ended June 30, 1997 the Company received $21.2 million in interest payments or dividends from its subsidiaries and paid $8.1 million, $8.9 million and $2.8 million in interest and preferred stock and common stock dividends, respectively. For the remainder of 1997, the Company believes that it may need to utilize funds available under its revolving credit facility to fund a modest shortfall in available cash. For periods beginning in 1998, under current statutory limitations, the Company believes that it will receive sufficient cash flow from its subsidiaries to satisfy its cash requirements. As a result of the Company's decision to retain capital and surplus at the insurance subsidiary level, and with the realignment of the insurance subsidiaries into operating divisions, the Company believes that its insurance subsidiaries have excess capital and surplus. The Company's own established targets for estimated risk-based capital requirements indicate that the insurance divisions could make available approximately $50.0 million to $60.0 million to PennCorp, subject to applicable regulatory approvals.

Cash Flow. During the six-month period ended June 30, 1997, cash provided by operations was $46.7 million compared to $18.8 million for the six month period ended June 30, 1996. United Life provided $45.2 million in 1997, consisting primarily of investment income. Excluding United Life for the six month period of 1997, cash flow from operations declined by $17.3 million when compared to the six month period ended June 30, 1996. This decline was primarily the result of payments associated with restructuring costs and higher claim payments during the period as compared to the six month period ended June 30, 1996.

Pending Merger, Acquisition, and Related Transactions. On November 25, 1996, the Company and Washington National entered into a merger agreement. Under the agreement, Washington National will become a wholly-owned subsidiary of PennCorp and each holder of Washington National common stock will receive common stock of PennCorp, subject to the right to elect to receive a portion of the merger consideration in cash. The merger agreement expires by its terms on August 30, 1997.

As of August 14, 1997, the Company has not yet received clearance from the SEC to release the Joint Proxy Statement and Prospectus to shareholders of PennCorp and Washington National for approval of the merger. Accordingly, it is not possible to mail the proxy statement to the respective shareholders, hold the required special meetings of stockholders, and complete the merger by August 30, 1997. However, the Company and Washington National are holding discussions concerning an extension of the August 30, 1997, expiration date for completion of the merger (see note 7 of Notes to Unaudited Consolidated Condensed Financial Statements contained elsewhere herein).

The Company's pending acquisitions of the Controlling Interest in SW Financial and Fickes and Stone Knightsbridge Interests, as well as the annual stockholder's meeting, are also being delayed pending completion of the SEC's Preliminary Joint Proxy Statement and Prospectus review process relating to those transactions, including a review of the Company's historical financial statements.

RESULTS OF OPERATIONS
Policy Revenue. Total policy revenue for the six-month period ended June 30, 1997, increased 1.4% to $175.0 million from $172.5 million for the comparable period ended June 30, 1996. Life product revenue increased $2.9 million as a result of the inclusion of United Life which added $4.1 of additional life revenue while fixed benefit accident and sickness product revenue declined modestly. The decline in policy revenue from accident and sickness products was primarily attributable to the Company's decision during 1995 to discontinue new business production of certain disability income products. Policy revenue from foreign operations (primarily Canada) increased 7.1% or approximately $1.5 million. Policy revenue expressed in Canadian dollars increased 7.6% or $2.1 million (Canadian).

For the three month period ended June 30, 1997 total policy revenues were relatively constant at $85.3 million compared to $85.4 million for the three-month period ended June 30, 1996. For the three month period ended June 30, 1997, United Life added $2.0 million of policy revenues. Policy revenues from fixed benefit products offset the increases in life products as policy revenues from Penn Life and Professional declined $1.4 million.

Net Investment Income. Net investment income for the six months ended June 30, 1997, was $136.8 million compared to $79.6 million for the six months ended June 30, 1996. Of the $57.2 million increase in investment income, $55.3 million of the increase was attributable to the addition of United Life. Offsetting the increase as a result of the United Life acquisition was the loss of investment income at Integon Life as the result of the liquidation of assets resulting from surrenders on a closed block of accumulation products. In the aggregate, the Company liquidated $123.0 million of assets to fund surrender activity. Yield based upon weighted average amount of invested assets outstanding each period was approximately 7.5% and 7.6% for the six month periods ended June 30, 1997 and 1996, respectively. Offsetting the minor decline in investment yield was earnings on a slightly larger investment asset base resulting in $1.8 million of additional income.

Net investment income for the three-month period ending June 30, 1997, increased substantially to $68.2 million from $39.8 million for the comparable period in 1996. Substantially all the increase was attributable to United Life which positively impacted investment income by $27.6 million. Offsetting the impact of United Life were declines in Integon Life investment income of $4.7 million. In addition, slightly higher yields on the portfolio, excluding United Life, which increased to 7.7% from 7.3% resulting in approximately $1.4 million of additional investment income for the three month period ended June 30, 1997, compared to the three month period ended June 30, 1996.

Other income. Included in other income for the three month and six month periods ended June 30, 1997, was income resulting from the Company's bank marketing distribution channel, Marketing One. Such revenue amounted to $4.9 million and $10.1 million for the three month and six month periods ended June 30, 1997, as compared to $5.0 million and $9.6 million for comparable 1996 periods.

In conjunction with the Company's acquisition and investment activities, management is regularly presented with investment opportunities to invest in substantially undervalued securities in corporations which will likely undertake some form of restructuring. In 1995, the Company established a trading security account for such investments. Included in other income for the six and three month periods ended June 30, 1996, are gains and (losses) of ($219,000) and $295,000 resulting from such activities. The Company substantially liquidated its trading portfolio during 1997 and had no gains or losses associated with the liquidation.

Claims Incurred. Claims incurred for the six month period ended June 30, 1997 increased 7.0% to $95.2 million from $89.0 million for the six-month period ended June 30, 1996, primarily as the result of the inclusion of United Life which resulted in $3.9 million of additional claims. In addition, OLIC life claims increased $3.0 million and fixed benefit product claims increased $700,000 during the first six months of 1997 when compared to the first six months of 1996. Although OLIC continues to incur higher life claims than historical averages, the Company does not believe that current claim patterns indicate permanent adverse mortality, but rather a short term elevation in the incidence of mortality. During the period, OLIC ceased actively marketing new business on an individual basis. Integon Life claims declined $2.6 million for the six month period ended June 30, 1997 when compared to the comparable period for 1996. During 1996 Integon Life realized higher than anticipated mortality primarily as a result of business underwritten during the two year period prior to acquisition by PennCorp.

For the three month period ended June 30, 1997, claims incurred increased 13.2% to $50.6 million from $44.7 million for the comparable period in 1996. As noted above, the increase in claims was primarily the result of United Life, $1.8 million and OLIC, $1.9 million. Other modest increases in incurred claims for Professional and Penn Life were partially offset by a decline in Integon Life incurred claims.

Underwriting and Other Administrative Expenses. Excluding the impact of the restructuring charges incurred during the six month period ended June 30, 1997, underwriting and other administrative expenses declined slightly to $56.7 million from $57.7 million for the six-month period ended June 30, 1996. The decline is primarily attributable to the inclusion of $5.6 million of expenses as a result of the acquisition of United Life, offset by the decline in the Company's Raleigh-based operations expense structure of $6.6 million. The decline is a result of the savings emerging from the restructuring of Professional, OLIC and Integon Life.

Excluding the impact of the restructuring charges, underwriting and other administrative expenses decreased by $948,000 to $28.1 million for the three month period ended June 30, 1997 when compared to $29.1 million for the same period of 1996. Approximately $3.1 million was attributable to the inclusion of United Life. Offsetting the increases was a decline in the Company's Raleigh-based operations expense structure of $5.9 million. As stated above, the decline is the result of the savings emerging from the divisional restructuring. In addition, during the three month period ended June 30, 1997, certain non-insurance subsidiaries incurred additional expenses of approximately $1.8 million primarily associated with administrative systems conversion costs.

Interest and Related Debt Costs. For the six-month period ended June 30, 1997, interest and amortization of deferred debt issuance costs decreased to $9.8 million from $10.0 million for the comparable 1996 period. This decrease was the result of the Company eliminating subsidiary indebtedness which carried significantly higher cost of funds than credit facility borrowings available to the Company at the parent company level. In addition, the Company utilized funds available under its revolving credit facility to repurchase approximately $35.0 million of its 9 1/4% Senior Subordinated Notes due 2003 (the "Notes") resulting in a positive interest arbitrage of approximately 180 basis points. The actions noted above result in the Company realizing approximately $345,000 in interest cost savings. During the six month period ended June 30, 1996, the Company had weighted average borrowings of $8.5 million more than the comparable period ended June 30, 1997. Such additional borrowings resulted in additional interest costs of $255,000.

For the three month period ended June 30, 1997 and 1996, interest costs were $5.4 million and $4.2 million respectively. The increase in costs as a result of the increase in average borrowings outstanding amounted to approximately $836,000. In addition, as a result of the final settlement of contingencies arising out of the acquisition of United Life, the Company incurred $295,000 of interest costs due to delays in repurchasing the Company's Common Stock held by UCFC. Also impacting interest costs were the subsidiary refinancings and the repurchase of the $35.0 million of Notes which resulted in an aggregate decline of $160,000 in interest costs.

Income Taxes. The effective tax rates for the three month and six month periods ended June 30, 1997, were approximately 36.1% and 39.7%, respectively, compared to 36.3% and 37.2% for the three month and six month periods ended June 30, 1996, respectively. Excluding the impact of $19.1 million of restructuring charges as well as incremental costs associated with the restructuring of $3.6 million, which combined derived an income tax benefit of $6.9 million, the Company's effective tax rate would have been 36.7% for the six month period ended June 30, 1997. The effective rate for all periods presented is higher than the statutory tax rate primarily due to the non-deductibility of the amortization of costs in excess of net assets acquired.

Equity in Undistributed Earnings of Unconsolidated Affiliates. For the six month periods ended June 30, 1997 and 1996, the Company recognized $2.4 million and $8.4 million of earnings as a result of its economic interest in SW Financial. During the period, SW Financial suffered losses on certain health lines of business aggregating $10.0 million. In addition, for the six month period ended June 30, 1997, SW Financial's operating results were negatively impacted by $1.3 million and $1.1 million due to increased goodwill amortization as a result of final purchase allocations made during 1996 and lost investment income resulting from declining reinvestment rates, respectively.

For the three month periods ended June 30, 1997 and 1996, the Company recognized a loss of $1.2 million as compared to a gain of $4.0 million from SW Financial. Three month variances trend with six month variances as SW Financial primarily realized the impacts described above during the three month period ended June 30, 1997.

SW Financial continues to monitor emerging losses on certain of its health products and anticipates that it will likely incur additional losses for the remainder of 1997. Management of SW Financial is currently evaluating various action plans with respect to this business in order to mitigate the emerging loss experience. In addition, SW Financial intends to continue to implement its action plan to reduce losses on certain interest sensitive product portfolios and closely monitor the impact of such actions relative to anticipated results. The Company believes that such action will likely positively impact SW Financial's results of operations, as a result of a reduction in future policy benefits, by approximately $20.0 million during the remainder of 1997.

Pro Forma Analysis of the Results of Operations. The following pro forma results of operations has been prepared to aid in comparative analysis of the six month periods ended June 30, 1997 and 1996. The pro forma results contained on the following page eliminate the impact of certain losses and non-comparative charges associated with the Company's economic interest in SW Financial. Also included is the reclassification of amortization of the present value of insurance in force and deferred policy acquisition costs associated with gains on the sale of invested assets during the six month period ended June 30, 1997. The Company did not "unlock" amortization of present value of insurance in force or deferred policy acquisition costs during 1996 for realized investment gains.

                                                  ------------------------------------------------------------------------
                                                                            SIX MONTH PERIOD ENDED
                                                                                JUNE 30, 1997
                                                  ------------------------------------------------------------------------
                                                                                    AS
                                                                  RESTRUCTURING  REPORTED        COMPARATIVE   COMPARATIVE
                                                  AS REPORTED        COSTS         (NET)         ADJUSTMENTS    PRO FORMA
                                                  -----------     ------------   ---------       -----------    ---------
OPERATING INFORMATION:
    Revenues:
       Premiums, principally accident
         and sickness                              $ 128,720             --      $ 128,720             --       $ 128,720
       Interest sensitive product
         policy charges                               46,276             --         46,276             --          46,276
       Net investment income                         136,764             --        136,764             --         136,764
       Other income                                   11,431             --         11,431             --          11,431
       Net gains from sale of investments              8,533             --          8,533          1,902           6,631
                                                   ---------                     ---------                      ---------
    Total revenues:                                $ 331,724                     $ 331,724                      $ 329,822
                                                   ---------                     ---------                      ---------

    Benefits and expenses:
       Claims incurred                                95,210             --         95,210             --          95,210
       Change in liability for future
         policy benefits and other
         policy benefits                              54,452             --         54,452             --          54,452
       Amortization of present value of
         insurance in force and deferred
         policy acquisition costs                     41,554             --         41,554          1,902          39,652
       Amortization of costs in excess
         of net assets acquired                        4,895             --          4,895             --           4,895
       Underwriting and other administrative
         expenses                                     60,243          3,576         56,667             --          56,667
       Interest and amortization of deferred
         debt issuance costs                           9,817             --          9,817             --           9,817
       Restructuring charge                           19,071         19,071             --             --              --
                                                   ---------                     ---------                      ---------
             Total benefits and expenses             285,242                       262,595                        260,693
                                                   ---------                     ---------                      ---------

    Income before income taxes, undistributed
      earnings in unconsolidated affiliates
      and extraordinary charge                        46,482                        69,129                         69,129
             Income taxes                             18,454             --         25,341             --          25,341
                                                   ---------                     ---------                      ---------
    Net income before undistributed earnings
      in unconsolidated affiliates and
      extraordinary charge                            28,028                        43,788                         43,788
             Undistributed earnings in
               unconsolidated affiliates               2,418             --          2,418          7,084           9,502
                                                   ---------                     ---------                      ---------
    Net income before extraordinary charge            30,446                        46,206                         53,290
             Extraordinary charge                         --             --             --             --              --
                                                   ---------                     ---------                      ---------
    Net income                                        30,446                        46,206                         53,290
             Preferred stock dividend
               requirements                            9,801             --          9,801             --           9,801
                                                   =========                     =========                      =========
    Net income applicable to common stock          $  20,645                     $  36,405                      $  43,489
                                                   =========                     =========                      =========

PER SHARE INFORMATION:
    Primary:
       Net income applicable to common
         stock before extraordinary charge         $    0.71                     $    1.26                      $    1.50
          Extraordinary charge                            --                            --                             --
                                                   =========                     =========                      =========
       Net income applicable to common stock       $    0.71                     $    1.26                      $    1.50
                                                   =========                     =========                      =========

       Weighted average primary shares
         outstanding (in thousands)                   28,991                        28,991                         28,991
                                                   =========                     =========                      =========

    Fully diluted:
       Net income applicable to common stock
         before extraordinary charge               $    0.71                     $    1.18                      $    1.37
          Extraordinary charge                            --                            --                             --
                                                   =========                     =========                      =========
       Net income applicable to common stock       $    0.71                     $    1.18                      $    1.37
                                                   =========                     =========                      =========

       Weighted average fully diluted shares
         outstanding (in thousands)                   28,991                        38,303                         38,303
                                                   =========                     =========                      =========



                                                 ----------------------
                                                 SIX MONTH PERIOD ENDED
                                                     JUNE 30, 1996
                                                 ----------------------
                                                      AS REPORTED
                                                 ----------------------
OPERATING INFORMATION:
    Revenues:
       Premiums, principally accident
         and sickness                                  $ 127,180
       Interest sensitive product
         policy charges                                   45,344
       Net investment income                              79,587
       Other income                                       10,418
       Net gains from sale of investments                   (572)
                                                       ---------
    Total revenues:                                    $ 261,957
                                                       ---------

    Benefits and expenses:
       Claims incurred                                    88,996
       Change in liability for future
         policy benefits and other
         policy benefits                                  23,499
       Amortization of present value of
         insurance in force and deferred
         policy acquisition costs                         27,336
       Amortization of costs in excess
         of net assets acquired                            3,893
       Underwriting and other administrative
         expenses                                         57,714
       Interest and amortization of deferred
         debt issuance costs                               9,978
       Restructuring charge                                   --
                                                       ---------
             Total benefits and expenses                 211,416
                                                       ---------

    Income before income taxes, undistributed
      earnings in unconsolidated affiliates
      and extraordinary charge                            50,541
             Income taxes                                 18,789
                                                       ---------
    Net income before undistributed earnings
      in unconsolidated affiliates and
      extraordinary charge                                31,752
             Undistributed earnings in
               unconsolidated affiliates                   8,373
                                                       ---------
    Net income before extraordinary charge                40,125
             Extraordinary charge                           (816)
                                                       ---------
    Net income                                            39,309
             Preferred stock dividend
               requirements                                5,400
                                                       =========
    Net income applicable to common stock              $  33,909
                                                       =========

PER SHARE INFORMATION:
    Primary:
       Net income applicable to common
         stock before extraordinary charge             $    1.27
          Extraordinary charge                             (0.03)
                                                       =========
       Net income applicable to common stock           $    1.24
                                                       =========

       Weighted average primary shares
         outstanding (in thousands)                       27,301
                                                       =========

    Fully diluted:
       Net income applicable to common stock
         before extraordinary charge                   $    1.19
          Extraordinary charge                             (0.03)
                                                       =========
       Net income applicable to common stock           $    1.16
                                                       =========

       Weighted average fully diluted shares
         outstanding (in thousands)                       32,419
                                                       =========

During the period SW Financial incurred losses aggregating approximately $10.0 million as the result of additional analysis on certain health insurance lines of business. SW Financial anticipates it may incur additional losses for the remainder of 1997 on the health line of business until its policy conversion and rate increase program is fully implemented. During the six month period ended June 30, 1997, SW Financial increased, by $2.1 million, policy liabilities on interest sensitive policies above such amounts for the comparative period ended June 30, 1996. As the result of the initiation of a management action plan associated with this block of business, it is highly unlikely that such reserves will be necessary to cover future losses. In addition, SW Financial incurred $1.3 million of additional goodwill amortization during the six month period ended June 30, 1997, as compared to the six month period ended June 30, 1996. Such amortization was the result of final purchase allocations by SW Financial. The aggregate impact of such items was to reduce SW Financial's income from operations by $13.4 million resulting in the Company's results of operations being negatively impacted by $7.1 million.

              STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                             (AMOUNTS IN THOUSANDS)

                                  (As restated)


                                                           ------------------------------------- ------------------------------
                                                                THREE MONTH PERIODS ENDED              SIX MONTH PERIODS ENDED
                                                                        JUNE 30,                              JUNE 30,
                                                           ------------------------------------- ------------------------------
                                                                  1997               1996               1997           1996
                                                           -----------------  -----------------  -----------------  -----------
Primary net income applicable to common stock:
Net income applicable to common stock                           $13,209            $18,752            $20,645        $33,909
       Extraordinary charge                                          --                 --                 --            816
                                                                -------            -------            -------        -------
                                                                $13,209            $18,752            $20,645        $34,725
                                                                =======            =======            =======        =======

Fully diluted net income applicable to common stock:
   Net income applicable to common stock                        $13,209            $18,752            $20,645        $33,909
       Extraordinary charge                                          --                 --                 --            816
       Common stock equivalents:
          Convertible preferred stock dividend requirements          --              1,941                 --          3,882
                                                                -------            -------            -------        -------
                                                                $13,209            $20,693            $20,645        $38,607
                                                                =======            =======            =======        =======


                                                             -------------------------------------  -------------------------------
                                                                    THREE MONTH PERIODS ENDED            SIX MONTH PERIODS ENDED
                                                                            JUNE 30,                             JUNE 30,
                                                             -------------------------------------  -------------------------------
                                                                    1997                1996               1997             1996
                                                             -----------------   -----------------  -----------------  ------------
Primary:
Shares outstanding beginning of period                              28,648              22,880             28,648           22,880
Issuance of 5,131 shares on March 5, 1996                               --               5,131                 --            3,299
Incremental shares applicable to Stock Warrants/Stock Options          975               1,318                987            1,312
Treasury shares                                                       (763)               (190)              (644)            (190)
                                                                  --------            --------           --------         --------
                                                                    28,860              29,139             28,991           27,301
                                                                  ========            ========           ========         ========

Fully diluted:
Shares outstanding beginning of period                              28,648              22,880             28,648           22,880
Issuance of 5,131 shares on March 5, 1996                               --               5,131                 --            3,299
Incremental shares applicable to Stock Warrants/Stock Options          975               1,347                987            1,342
Treasury shares                                                       (763)               (190)              (644)            (190)
Conversion of 2,300 shares of $3.375 Convertible Preferred
    Stock at a rate of 2.2123 common shares to 1 preferred share        --               5,088                 --            5,088
Conversion of 2,875 shares of $3.50 Series II Convertible
    Preferred Stock at a rate of 1.4327 common shares to 1
        preferred share                                                 --                  --                987               --
                                                                  --------            --------           --------         --------
                                                                    28,860              34,256             28,991           32,419
                                                                  ========            ========           ========         ========